FOR IMMEDIATE RELEASE

Sitestar Comments on Moore's Attempt to Remove a Majority of the Members of the Sitestar Board of Directors

Advises Stockholders to Take No Action at This Time

Lynchburg, VA. — January 21, 2015 — Sitestar Corporation (OTCQB: SYTE) (“Sitestar” or the “Company”) today issued the following statement regarding the filing by the Moore Shareholder Group (“Moore”) of definitive proxy materials with the Securities and Exchange Commission (“SEC”) in order to solicit proxies to call a Special Meeting of Sitestar’s stockholders on February 12, 2015 in New Canaan, Connecticut for the election of nine nominees to the Sitestar Board to replace the majority of the current Board, Frank R. Erhartic, Jr., President and CEO of Sitestar, and Daniel Judd, CFO of Sitestar. Mr. Moore is the third member of the current Sitestar Board and would continue to be a member of the Sitestar Board under the Moore preliminary proxy materials. Sitestar urges all of its stockholders to refrain from taking any action, including returning any proxy card sent by Moore, until they have reviewed the recommendation of Sitestar’s Board of Directors that will be included in a proxy statement to be filed by the Company. Under federal securities laws Moore cannot solicit proxies from Sitestar stockholders until Moore provides stockholders with definitive proxy solicitation materials. The Sitestar Board intends to call for a special meeting of stockholders on March 12, 2015 to allow for the December 31, 2014 fiscal year end financial statements to be completed and will pursue the course of action that the Board believes is in the best interests of the Company and all of its stockholders. Akerman LLP and FitzGerald Yap Kreditor LLP are serving as legal counsel to the Company. Alliance Advisors LLC will assist with solicitation of proxies by the Company.

About Sitestar

Sitestar is an Internet Service Provider (ISP) that offers consumer and business-grade Internet access, wholesale managed modem services for downstream ISPs and Web hosting.  Sitestar is also a real estate investment entity that acquires distressed real estate primarily from foreclosure auctions at a substantial discount from market value. The acquired properties are initially evaluated to determine if they will be held for lease or resale and for their condition of repair, location and refurbishing costs. For more information regarding Sitestar, go to: www.Sitestar.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Sitestar’s control, including worldwide and local economic conditions and the specific risks associated with the very competitive ISP and real estate sectors. Sitestar expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Copies of Sitestar’s press releases and additional information about Sitestar are available at www.Sitestar.com.

Important Additional Information

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on April 15, 2014, and its Quarterly Report on Form 10-Q for the third quarter of the fiscal year ended September 30, 2014 filed on November 14, 2014 and amended November 20, 2014. To the extent holdings of the Company’s securities have changed since the amounts printed in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

STOCKHOLDERS ARE ENCOURAGED TO READ ANY COMPANY SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at www.Sitestar.com.

Sitestar Contacts

Frank R. Erhartic, Jr. and Daniel Judd, Sitestar (434) 239-4272

Peter Casey, John DePinto and Waheed Hassan, Alliance Advisors LLC (973) 873-7700